Exhibit 14.1

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-112973) of Eksportfinans ASA of our report dated February 19, 2004 relating to the financial statements, which appear in this Annual Report on Form 20-F for the year ended December 31, 2003.

March 25, 2004
Oslo, Norway

/s/ PricewaterhouseCoopers DA

F-55